SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


               Date of Report: (Date of earliest event reported):
                                November 22, 2002


                            MARVEL ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)


       Delaware                     001-13638                    13-3711775

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   (State or other               (Commission file             (I.R.S. Employer
   jurisdiction of                   number)                 Identification No.)
   incorporation or
    organization)

10 East 40th Street, New York, New York                                 10016
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(Address of principal executive offices)                             (Zip code)



                                 (212) 576-4000
              (Registrant's telephone number, including area code)


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Item 5. Other Events

           On November 25, 2002 the Registrant issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing, among other matters, the resignation of Shelley F. Greenhaus from its Board of Directors.

Joseph H. Simon Litigation

           On November 7, 2002, the United States Court of Appeals for the Second Circuit reversed the decision of the United States District Court for the Southern District of New York, which had granted the Registrant's motion for summary judgment in the action bought by the Registrant against Joseph H. Simon seeking a declaration that Marvel Characters Inc., not Mr. Simon, is the rightful owner of the Captain America character. The Court of Appeals remanded the action to the District Court for trial.

Stan Lee Litigation

           On November 12, 2002, Stan Lee commenced his previously threatened action in the United States District Court for the Southern District of New York, alleging claims for breach of his November 1, 1998 employment agreement. Mr. Lee claims the right to a 10% profit participation in connection with the Spider-Man movie and other film and television productions that utilize Marvel characters. The Registrant has not yet responded to the action, but intends to vigorously defend against all of the claims asserted.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)   Exhibits

Exhibit No.
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99.1  Text of press release, dated November 25, 2002.

                                    SIGNATURE


           Pursuant to the requirements of the Securities Exchange Act of 1934, Marvel Enterprises, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               MARVEL ENTERPRISES, INC.


                               By: /s/ Allen S. Lipson
                                   ---------------------------------------------
                                   Name:  Allen S. Lipson
                                   Title: Executive Vice President
                                          Business and Legal Affairs


Date: November 25, 2002